UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2005

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031		75-2743995
(Commission file number)		(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 105, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On June 16, 2005 (the “Closing Date”), Airspan Networks, Inc. (the “Company”) consummated its acquisition of all of the outstanding shares of capital stock of Arelnet Ltd. (“Arelnet”) for a purchase price of $8.7 million, comprised of $4.0 million of cash and 1,001,325 shares (the “Consideration Shares”) of the Company’s common stock (the “Common Stock”). Pursuant to the terms of the Purchase Agreement between the Company and Arelnet, dated March 29, 2005, the number of Consideration Shares issued in the transaction was determined upon the closing of transaction based upon the volume weighted average trading price of the Common Stock as quoted on Bloomberg LP, for the thirty business days ending on the day preceding the Closing Date.

Prior to the closing of the transaction, the District Court of Tel Aviv determined, after a public hearing at which all interested parties were invited to attend, that the terms and conditions of the issuance of the Consideration Shares is fair.

The Consideration Shares were issued in reliance on an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On June 16, 2005, the Company issued a press release announcing that it has consummated its acquisition of all of the outstanding shares of capital stock of Arelnet. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 - Press Release dated June 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005

AIRSPAN NETWORKS, INC

	By:	/s/ Peter Aronstam
Peter Aronstam
Senior Vice President and Chief Financial Officer